UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 5, 2008, Anesiva, Inc. (“Anesiva”) entered into a License Agreement with Sigma-Tau Industrie Farmaceutiche Riunite S.p.A. (“Sigma-Tau”) relating to Anesiva’s Zingo™ (lidocaine hydrochloride monohydrate) powder intradermal injection product. Under the License Agreement, Sigma-Tau will be the exclusive distributor of the Zingo product in Belgium, France, Germany, Luxembourg, Italy, and the Netherlands. Pursuant to the License Agreement, Anesiva will receive an upfront payment, as well as payments for the achievement of certain sales milestones.

The foregoing is a summary description of the terms and conditions of the License Agreement and by its nature is incomplete. It is qualified in its entirety by the text of the License Agreement, a copy of which will be filed as an exhibit to Anesiva’s quarterly report on Form 10-Q for the quarter ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2008	ANESIVA, INC.

	By:	/s/ Patrick A. Broderick
Patrick A. Broderick
Vice President and General Counsel